UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

1-2-33, Higashigotanda, Shinagawa, Tokyo, Japan	141-0022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +81-3-6409-6966

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed by HeartCore Enterprises, Inc. (the “Company”) on May 27, 2025 with the Securities and Exchange Commission (the “SEC”), on May 24, 2025, the Company received written notice from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with the $2,500,000 minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) (the “Minimum Stockholders’ Equity Requirement”) for continued listing on the Nasdaq Capital Market. Additionally, the Nasdaq Staff noted that the Company did not meet the alternatives of market value of listed securities or net income from continuing operations as of May 23, 2025.

Under Nasdaq rules, the Company had until July 8, 2025 to submit a plan to regain compliance, which the Company did.

On July 11, 2025, the Nasdaq Staff notified the Company that it had granted the Company an extension to regain compliance with the Minimum Stockholders’ Equity Requirement. Pursuant to the terms of the extension, on or before September 30, 2025, the Company must complete the Financing Transactions (as defined below) and evidence compliance with the Minimum Stockholders’ Equity Requirement as indicated in the Nasdaq Staff’s notification.

As previously disclosed in the Company’s Current Report on Form 8-K/A filed on July 7, 2025 with the SEC (the “Form 8-K/A”), on June 30, 2025, the Company and Crom Structured Opportunities Fund I, LP (the “Investor”), an accredited investor, entered into an Equity Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, the Company has the right, but not the obligation, to direct Investor, at any time and from time to time during the commitment period as provided in the Purchase Agreement, to purchase up to $25,000,000 in aggregate gross purchase price of newly issued fully paid shares of the Company’s common stock (the “Advance Shares”), which transaction is referred to herein as the “ELOC”.

The Purchase Agreement further provides that the Company may not issue or sell to the Investor any Advance Shares under the Purchase Agreement in excess of 19.99% of the Company’s issued and outstanding common stock on June 30, 2025 until stockholder approval satisfying the requirements of Nasdaq Rule 5635(d) has been obtained and is in effect. The Company obtained stockholder approval on June 30, 2025.

The Company will not issue or sell the Advance Shares until and unless a registration statement covering the resale of all of the shares of common stock which the Investor may acquire pursuant to the Purchase Agreement has been declared effective by the SEC.

Also as disclosed in the Form 8-K/A, on June 30, 2025, the Company and the Investor executed a Securities Purchase Agreement (the “SPA”). According to the terms of the SPA, the Company agreed to issue to the Investor, and the Investor agreed to purchase from the Company, from time to time as provided therein, 2,000 shares of the Company’s Series A Convertible Preferred Stock at a purchase price equal to $1,000 per share ($2,000,000 in the aggregate), with each such share of Series A Convertible Preferred Stock having a stated value of $1,100 (the “Private Placement” and together with the ELOC, the “Financing Transactions”). The Private Placement closed on June 30, 2025 (the “Closing”). The Investor has the right at any time (subject to certain ownership limitations) to convert all or any portion of the then Series A Convertible Preferred Stock into shares of common stock (the “Conversion Shares”). In connection with executing the SPA, for no additional consideration, at Closing, the Company issued to the Investor 750,000 shares of common stock (the “SPA Commitment Shares”).

The Company agreed to file a registration statement covering the resale of all of the Conversion Shares and SPA Commitment Shares, and to have such registration statement declared effective by the SEC.

Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, as amended, an Information Statement on Schedule 14C (the “Information Statement”) describing the 20% Issuance, among other things, will be filed with the SEC and mailed to the Company’s stockholders. The 20% Issuance may not become effective earlier than 20 calendar days following the mailing of the Information Statement.

There was no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market under the symbol “HTCR.” There can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement, even if it maintains compliance with the other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 17, 2025	HEARTCORE ENTERPRISES, INC.

	By:	/s/ Sumitaka Yamamoto
Sumitaka Yamamoto
Chief Executive Officer

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